FORM OF CUSTOMER SERVICE AGREEMENT


      This Customer Service Agreement (this "Agreement") is being entered into as of the ___ day of __________, 1999 and is entered into by and between dELiA*s Inc., a Delaware corporation ("dELiA*s"), and iTurf Inc., a Delaware corporation ("iTurf").


                                   RECITALS

      A.    iTurf is currently a wholly-owned subsidiary of dELiA*s;

      B. iTurf is considering an initial public offering of its common stock ("IPO");

      C. After the IPO, dELiA*s desires to obtain certain customer service services from iTurf, and iTurf desires to provide such services following the closing date of the IPO.


THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

Section 1.  Customer Service Provided.

            iTurf or, at its option, its subsidiaries shall render to dELiA*s the following services ("Services") in accordance with the terms of this
Agreement:

            (a) Scope of Service. iTurf shall provide, directly or through its subsidiaries, E-mail based customer service activities to dELiA*s solely in respect of dELiA*s catalogs, the trademark of which is licensed to iTurf under the Trademark License and Customer List Agreement between the parties hereto. Such Services shall include online order tracking and other routine online customer service functions.

            (b) Quality of Services. The quality of Services to be provided by iTurf hereunder shall be at least equal to the quality of the same services provided to dELiA*s by iTurf prior to the effectiveness of this Agreement.

            (c) Change in Services Required. In the event that dELiA*s requires services that exceed the scope or extent of the Services provided for herein, and if iTurf agrees to provide such services, iTurf and dELiA*s shall negotiate in good faith the terms and conditions, including price, under which iTurf shall provide such services;

Section 2.  Consideration and Compensation.

            dELiA*s shall pay to iTurf when due a fee for the Services equal to 105% of iTurf's cost, provided that in the event this Agreement is terminated in accordance with Section 3
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hereof, the fee for such Service shall no longer be payable following the effective date of such termination. Late payments shall accrue interest at a rate equal to the prime rate announced from time to time by First Union National Bank plus 300 basis points.

Section 3.  Term.

      (a) The term of this Agreement shall begin on the date of the closing of the IPO (the "Effective Date") and shall continue for an indefinite period in full force and effect until it is terminated in accordance with this Section 3.

      (b) iTurf shall have the right (but not the obligation) to terminate immediately this Agreement:

            (i) if dELiA*s is in material breach of any of its obligations or representations hereunder, which breach is not cured within (twenty) 20 days of receipt of written notice from iTurf of such breach,

            (ii) dELiA*s is the subject of a voluntary petition in bankruptcy or any voluntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, if such petition or proceeding is not dismissed within sixty (60) days of filing or becomes the subject of any involuntary petition in bankruptcy or any involuntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, if such petition or proceeding is not dismissed within sixty (60) days of filing,

            (iii) if the business of dELiA*s is liquidated or otherwise terminated for insolvency or any other basis, or

            (iv) if dELiA*s becomes insolvent or unable to pay its debts as they mature or makes an assignment for the benefit of its creditors.

      (c) dELiA*s shall have the right (but not the obligation) to terminate immediately this Agreement:

            (i) if iTurf is in material breach of any of its obligations or representations hereunder, which breach is not cured within (twenty) 20 days of receipt of written notice from dELiA*s of such breach,

            (ii) iTurf is the subject of a voluntary petition in bankruptcy or any voluntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, if such petition or proceeding is not dismissed within sixty (60) days of filing, or becomes the subject of any involuntary petition in bankruptcy or any involuntary proceeding relating to insolvency, receivership, liquidation, or composition for the

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                  benefit of creditors, if such petition or proceeding is not dismissed within sixty (60) days of filing,

            (iii) if the business of iTurf is liquidated or otherwise terminated for insolvency or any other basis, or

            (iv) if iTurf becomes insolvent or unable to pay its debts as they mature or makes an assignment for the benefit of its creditors.

      (d) dELiA*s may terminate this Agreement at any time on (sixty) 60 days' notice to iTurf.

Section 4.  Payment; Records and Accounts.

      (a) iTurf shall invoice dELiA*s within (forty-five) 45 days of the end of each fiscal quarter for Services rendered in such fiscal quarter. dELiA*s shall pay such invoice within (thirty) 30 days of receipt.

      (b) iTurf shall maintain accurate books, records and accounts of all transactions relating to the Services performed by it pursuant to this Agreement. dELiA*s may, at its own expense, examine and copy those books and records as provided in this Section 4. Such books, records and accounts shall be maintained separately from iTurf's own records and accounts and shall reflect such information as would normally be examined by an independent accountant in performing an audit pursuant to United States generally accepted auditing standards for the purpose of certifying financial statements, and to permit verification thereof by governmental agencies. dELiA*s may make those examinations only during iTurf's usual business hours, and at the place where it keeps the books and records. dELiA*s will be required to notify iTurf at least ten (10) days before the date of planned examination. If dELiA*s examination is not completed within two months from commencement, iTurf may require dELiA*s to terminate it on seven (7) days' notice to dELiA*s at any time, provided that iTurf has cooperated with dELiA*s in the examination of such books and records.

Section 5.  Independent Contractor.

            iTurf is an independent contractor and when its employees act under the terms of this Agreement, they shall be deemed at al times to be under the supervision and responsibility of iTurf; and no person employed by iTurf and acting under the terms of this Agreement shall be deemed to be acting as agent or employee of dELiA*s or any customer of dELiA*s for any purpose whatsoever.

Section 6.  Confidentiality.

      iTurf agrees to hold in strict confidence, and to use reasonable efforts to cause its employees and representatives to hold in strict confidence, all confidential information concerning dELiA*s furnished to or obtained by iTurf in the course of providing the Services

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except to the extent that (a) such information has been in the public domain through no fault of iTurf (b) disclosure or release is compelled by judicial or administrative process, or (c) in the opinion of counsel to iTurf, disclosure or release is necessary pursuant to requirements of law or the requirements of any governmental entity including, without limitation, disclosure requirements under the Securities Exchange Act of 1934, as amended.

Section 7.  Miscellaneous.

            (a) Neither party may assign this Agreement, or their respective rights and obligations hereunder, in whole or in part without the other party's prior written consent. Any attempt to assign this Agreement without such consent shall be void and of no effect ab initio. Notwithstanding the foregoing, either party may assign this Agreement or any of its rights and obligations hereunder to any entity controlled by it or to any entity that acquires it by purchase of stock or by merger or otherwise, or by obtaining substantially all of its assets (a "Permitted Assignee"), provided that any such Permitted Assignee, or any division thereof, thereafter succeeds to all of the rights and is subject to all of the obligations of iTurf under this Agreement.

            (b) This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State. Each party shall comply in all respects with all laws and regulations applicable to its activities under this Agreement.

            (c) Each party hereto irrevocably submits to the exclusive jurisdiction of (a) the Supreme Court of the State of New York, New York County, or (b) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby or thereby. Each of dELiA*s and iTurf agrees to commence any such action, suit or proceeding either in the United States District Court for the Southern District of New York or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County. Each of dELiA*s and iTurf further agrees that service of any process, summons, notice or documents by U.S. registered mail to such party's respective address set forth above shall be effective service of process for any action, suit or proceeding in New York with respect to any maters to which it has submitted to jurisdiction in this Section 9(c). Each of dELiA*s and iTurf irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby and thereby in (i) the Supreme Court of the State of New York, New York County, or (ii) the United States District Court for the Southern District of New York, and hereby and thereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

            (d) If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such

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invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other persons or circumstances.

            (e) All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and shall be deemed given when so delivered by hand, or if mailed, three days after mailing (one business day in the case of express mail or overnight courier service), as follows:

            (i)    if to iTurf,

                  iTurf Inc.
                  435 Hudson Street
                  New York, NY  10014
                  Attention:  President

            (ii)   if to dELiA*s,

                  dELiA*s, Inc.
                  435 Hudson Street
                  New York, New York  10014
                  Attention:  President

            (f) The provisions of Section 7 hereof shall survive any termination of this Agreement.

            (g) The parties to this Agreement are independent contractors. There is no relationship of partnership, joint venture, employment, franchise, or agency between the parties. Neither party shall have the power to bind the other or incur obligations on the other's behalf without the other's prior written consent.

            (h) No failure of either party to exercise or enforce any of its rights under this Agreement shall act as a waiver of such right.

            (i) This Agreement, along with the Exhibits hereto, contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. Neither party shall be liable or bound to any other party in any manner by any representations, warranties or covenants relating to such subject matter except as specifically set forth herein.

            (j) This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to each of the other parties.

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            (k) This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto; provided, however, that as long as dELiA*s has direct or beneficial ownership of 30% or more of the voting power represented by the voting securities of iTurf and no other person directly or beneficially owns a greater percentage of such voting power, no amendment of a material term or waiver of a material obligation of this Agreement shall be valid unless it has been approved by a majority of the members of the board of directors of iTurf who are not directors or officers of dELiA*s or the beneficial owners of five percent or more of the outstanding voting securities of dELiA*s.

            (l) This Agreement is for the sole benefit of the parties hereto and nothing herein expressed or implied shall give or be construed to give to any person, other than the parties hereto any legal or equitable rights hereunder.

            (m) The headings contained in this Agreement hereto are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated.

                           [SIGNATURE PAGE FOLLOWS]

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                [SIGNATURE PAGE TO CUSTOMER SERVICE AGREEMENT]


      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

                                 dELiA*s Inc.


                                 By:____________________________________________
                                      Name:
                                      Title:



                                 iTurf Inc.


                                 By:____________________________________________
                                      Name:
                                      Title:



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